EXHIBIT 10(q)

Employment Agreement

This Employment Agreement (this “Agreement”) between Leonard H. Lavin (“Mr. Lavin”) and Alberto-Culver Company (the “Company”) dated as of October 1, 2009.

WHEREAS, Mr. Lavin became Chairman Emeritus effective October 1, 2004;

WHEREAS, Mr. Lavin founded the Company and significantly contributed to its success;

WHEREAS, the employment agreement between Mr. Lavin and Alberto-Culver LLC dated as of December 6, 2004 expired on September 30, 2009 (“Prior Agreement”); and

WHEREAS, in consideration of Mr. Lavin’s past and future contributions to the Company, the Company desires to grant him certain benefits with this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

Section 1 Employment with the Company. For so long as this Agreement is in effect, the Company shall employ Mr. Lavin at the salary of $1.00 per year to perform such services as the Company shall request from time to time. As an employee, Mr. Lavin shall be entitled to elect health and welfare insurance coverage (which shall mean health, dental, life insurance and short term disability) provided to employees and shall pay the employee contribution amount and co-payments commensurate with such election.

Section 2 Security Employee. For the term of this Agreement, the Company shall provide to Mr. Lavin, at no expense, one full-time security person, including an additional temporary security person at times when the one full-time security person is unavailable. In addition, when Mr. Lavin is traveling, such security person shall be entitled to be reimbursed by the Company for reasonable travel expenses in accordance with the Company’s Travel and Entertainment Policy.

Section 3 Office and Secretary. As an employee of the Company, the Company shall provide Mr. Lavin one full-time secretary and an office at the corporate headquarters in Melrose Park, Illinois or, in the event the corporate headquarters is no longer in Melrose Park, Illinois, at such other location mutually agreeable to the parties.

Section 4 Business Expense Reimbursement. The Company shall reimburse Mr. Lavin for approved, reasonable business expenses in accordance with the Company’s Travel and Entertainment Policy.

Section 5 Entire Agreement. This Agreement contains the entire agreement between the parties regarding the subject matter hereof and shall not be modified except in writing by the parties hereto. This Agreement is intended to set forth and sets forth all of the benefits to be provided to Mr. Lavin by the Company. The parties agree that the Prior Agreement expired on September 30, 2009 and that the Prior Agreement has been fully performed by the parties thereto without breach or default thereof and is no longer in force or effect.

Section 6 Assignment. This Agreement may not be assigned by Mr. Lavin without the prior written consent of the Company. This Agreement may be assigned by the Company without the consent of Mr. Lavin.

Section 7 Severability. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provision of this Agreement, which shall otherwise remain in full force and effect.

Section 8 Waiver. The waiver by Mr. Lavin or the Company of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

Section 9 Governing Law. This Agreement and the enforcement hereof shall be governed by the laws of the State of Illinois, without regard to conflict of law provisions thereof.

Section 10 Duration. This Agreement shall be effective October 1, 2009 and shall expire one (1) year thereafter. This Agreement shall automatically be renewed for additional one year periods. Notwithstanding the foregoing, either party may terminate this Agreement, with or without cause, upon one year prior notice.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above written.

Alberto-Culver Company

/s/ Leonard H. Lavin	By:	/s/ Gary P. Schmidt
Leonard H. Lavin	Name:	Gary P. Schmidt
	Title:	Senior Vice President, General Counsel and Secretary

With respect to the last sentence of Section 5, Alberto-Culver LLC has caused this Agreement to be duly executed as of the date first herein above written.

Alberto-Culver LLC

By:	/s/ Gary P. Schmidt
	Name:	Gary P. Schmidt
	Title:	Senior Vice President, General Counsel and Secretary

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